                                                 EXHIBIT 10.15

                                           2001 PHANTOM OPTION PLAN

                                                                                                 Exhibit 10.15

                                            PHOENIX INVESTMENT PARTNERS
                                             2001 PHANTOM OPTION PLAN

Plan Objectives

          -    Meet the competitive need for a long-term incentive plan based on our success in building PXP's value.

          -    Provide the ability to attract and retain capable staff with a competitive compensation opportunity.

          -    Provide assurance to The Phoenix Companies shareholders that PXP associates are incented to maximize PXP's profitability.

          -    Demonstrate to external constituents our commitment to the long-term success of PXP.

Plan Concept

          -    The plan is designed to provide a long-term incentive based on the success of PXP.

          -    Option value will be based on a formula that incorporates changes in operating income (adjusted for change in amortization of goodwill and intangibles during the plan period) and revenue.
               Weighting for valuation purposes will be 2/3 operating income before increased amortization of goodwill and other intangibles and 1/3 revenue.

Vesting
          -    33 1/3% on the first three anniversaries of each grant.

Term
          -    5 years from date of grant.

Valuation
          -    Phantom Option valuations will be calculated periodically.

Exercise
          -    Vested Phantom Options may be exercised and cashed out at any time, based on the most recent valuation.

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                                                                                                 Exhibit 10.15

Tax
          -    Tax will be withheld at the ordinary income tax rate when Phantom Options are cashed out

Hypothetical Value Illustration

          -    Phantom Options will be valued quarterly using 2/3 operating income and 1/3 revenue. Based on a
               15% growth rate in operating income and revenue each year, Phantom Options granted in 2001 with a strike price of $13.35, will grow in value as demonstrated in the table below:

--------------------------- --------------- ------------ ----------- ------------ ----------- -----------
                            July 1, 2001     7/1/2002     7/1/2003    7/1/2004     7/1/2005    7/1/2006
--------------------------- --------------- ------------ ----------- ------------ ----------- -----------
Phantom Strike Price            $13.35
--------------------------- --------------- ------------ ----------- ------------ ----------- -----------
Percent Growth                                  15%         15%          15%         15%          15%
--------------------------- --------------- ------------ ----------- ------------ ----------- -----------
Phantom Share Value                           $15.35       $17.65      $20.30       $23.35      $26.85
--------------------------- --------------- ------------ ----------- ------------ ----------- -----------
Phantom Option Value                           $2.00        $4.30       $6.95       $10.00      $13.50
--------------------------- --------------- ------------ ----------- ------------ ----------- -----------

Non-Transferability

          -    Other than under circumstances of death or disability, Phantom Options may not be assigned, transferred, or pledged to another person.

Termination

          -    Phantom Options fully vest on termination due to retirement, death or disability and may be cashed out  at any time prior to the end of the option term or within three years following termination, whichever period is shorter.

          -    For individuals terminating for any reason other than cited above, all unvested options are forfeited. Vested Options will be cashed out at termination.

Impact On Benefits

          -    Payments made under the Plan will not be used for determining pay-related benefits under the qualified benefit plans maintained by the Company.

Other

          -    The Company may amend or terminate this plan at any time without advance notice. No consent of any employee is required to terminate, modify or change this plan. All payments are made at the discretion of the Company.

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